Articles of Amendment - Business/Professional Corporation

Secretary of State - Corporation Division - 255 Capitol St. NE, Suite 151 - Salem, OR 97310-1327 - http://www.FilingInOregon.com - Phone: (503) 986-2200

FILED
JAN 25 2017
OREGON
SECRETARY OF STATE

For office use only

REGISTRY NUMBER: 307187-87

In accordance with Oregon Revised Statute 192.410-192.490, the information on this application is public record. We must release this information to all parties upon request and it will be posted on our website.

Please Type or Print Legibly in **Black** Ink. Attach Additional Sheet if Necessary.

1. **ENTITY NAME:** REGI U.S., INC.

2. **THE FOLLOWING AMENDMENT(S) TO THE ARTICLES OF INCORPORATION IS MADE HEREBY:** State the article number(s) and set forth the article(s) as it is amended to read. (Attach a separate sheet if necessary.)

The Capital Stock shall consist of 150,000,000 shares of common stock, with no par value, all of which stock shall be entitled to voting power.

3. **THE AMENDMENT WAS ADOPTED ON:** January 6, 2017
(If more than one amendment was adopted, identify the date of adoption of each amendment.

4. **PLEASE CHECK THE APPROPRIATE STATEMENT:**

(●) Shareholder action was required to adopt the amendment(s).
The vote was as follows:

Class or series of shares	Number of shares outstanding	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST
Common	32,779,298	32,779,298	22,659,313	1,934,832

( ) Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

( ) The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

5. **EXECUTION:** By my signature, I declare as an authorized signer, that this filing has been examined by me and is, to the best of my knowledge and belief, true, correct, and complete. Making false statements in this document is against the law and may be penalized by fines, imprisonment or both.

Signature: [signature]

Printed Name: Paul W. Chute

Title: President

CONTACT NAME: (To resolve questions with this filing)
Paul W. Chute

PHONE NUMBER: (include area code)
360-999-8929

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REGI U.S., INC.
30718787-17651227 AMDART